EXHIBIT 99.2

              Nannaco, Inc., Announces Intent to Merge with Amenni

GIG HARBOR, Wash., May 5, 2005 (PRIMEZONE via COMTEX) -- Nannaco, Inc. (OTCBB:NNNC) ("Nannaco"), announced today that it has executed a Letter of Intent to acquire Amenni, LLC ("Amenni") located in Ft. Lauderdale, Florida.

Amenni is a premier developer and manufacturer of Nutraceuticals - naturally sourced biologically active components for human and animal health benefits. Amenni's initial success has been in creating joint-care nutraceutical products for dogs and horses. In addition to Ft. Lauderdale, Amenni has facilities located in London (United Kingdom), Dubai (United Arab Emirates) and Zurich (Switzerland).

Amenni has initially distributed these product lines through a distribution agreement with an internationally recognized pharmaceutical firm. Revenues in the first 12 months from this agreement exceeded $1 million, and the first product was launched in 10 countries. Amenni anticipates a roll-out to an additional 15-20 countries, including the U.S., within the next twelve months.

Amenni is developing additional products for distribution by this and other distribution partners. Furthermore, Amenni continues to develop nutraceutical products aimed at the human (as well as animal) marketplace. For 2004, Amenni has indicated that its combined revenues exceeded $3 million.

Steve Careaga, CEO of Nannaco, expressed excitement at signing the Letter of Intent. "We are delighted about this opportunity to combine with Amenni," he noted. "Amenni has demonstrated its ability to operate successfully in the multi-billion dollar nutraceutical marketplace. Their combination of successful product development and business acumen is unparalleled. I look forward to completing this transaction so that Nannaco shareholders can participate in this lucrative and rapidly growing marketplace."

About Nannaco, Inc.

Nannaco, Inc. previously provided surface cleaning, surface protection, surface restoration, and other services to commercial and industrial businesses, as well as to owners of historical buildings. The company has moved to a new line of business as a consultant and advisor to customers and is seeking to improve its financial position through the acquisition of or merger with companies capable of providing the best value to its shareholders.

More information about Nannaco Inc. can be found at www.sec.gov

NOTE: This press release may contain "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates,"

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"believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) the company's limited operating history; (2) the company's ability to pay down existing debt; (3) the company's ability to retain the professional advisors necessary to guide us through our corporate restructuring; (4) the company's ability to secure necessary financing; (5) potential litigation by shareholders and/or former or current advisors against the company; (6) the potential inability of the company to have a registration statement declared effective;
(7) the company's success in securing third-party commitments, production agreements and/or licensing contracts; (8) the company's ability to comply with federal, state and local government regulations and/or unforeseen changes in federal or and government regulation; and (9) the risks inherent in the investigation and consummation of the acquisition of a new business opportunity or other factors over which we have little or no control. Nannaco, Inc.